UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2023, Helius Medical Technologies, Inc. (the “Company”) received a letter (the “Extension Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has granted the Company a 180-day extension, until September 18, 2023 (the “Extension Period”), to regain compliance with the requirement for the Company’s common stock, par value $0.001 per share (“Common Stock”), to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Extension Notice has no immediate effect on the continued listing status of the Company's Common Stock on the Nasdaq Capital Market. The Company's listing on the Nasdaq Capital Market remains fully effective.

As previously disclosed in the Company’s Current Report on Form 8-K, filed on September 23, 2022, the Company received notice from Nasdaq that the Company was not in compliance with the Minimum Bid Price Requirement for a period of 30 consecutive business days (the “Initial Notice”). As provided in the Initial Notice, the Company had a 180-day period, until March 20, 2023, to regain compliance with the Minimum Bid Price Requirement. As of the date of this Report, the Company has not yet regained compliance with the Minimum Bid Price Requirement, and instead advised Nasdaq of its intent to cure the deficiency within the Extension Period.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with the Minimum Bid Price Requirement within the Extension Period. If the Company does not regain compliance with the Minimum Bid Price Requirement within the Extension Period, Nasdaq will provide written notification to the Company that its Common Stock will be subject to delisting, at which time the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). There can be no assurance that, if the Company does need to appeal a Nasdaq delisting determination to the Panel, that such appeal would be successful.

Item 3.03Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2023, our board of directors (the “Board”) declared a dividend of one one-thousandth of a share of our Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), on each outstanding share of our Common Stock, to stockholders of record on April 3, 2023 (the “Record Date”).

General; Transferability. The Board has adopted resolutions providing that shares of Series B Preferred Stock will be uncertificated. As a result, outstanding shares of Series B Preferred Stock will be represented in book-entry form. The certificate of designation governing Series B Preferred Stock provides that shares of Series B Preferred Stock may not be transferred by any holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series B Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series B Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series B Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series B Preferred Stock will entitle the holder thereof to 1,000 votes. The outstanding shares of Series B Preferred Stock will vote together with the outstanding shares of Common Stock as a single class exclusively with respect to (1) any proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of any such amendment (the “Reverse Stock Split”) and (2) any proposal to adjourn any meeting of stockholders called for the purpose of voting on Reverse Stock Split (the “Adjournment Proposal”). The Series B

Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split or the Adjournment Proposal, as applicable, the holder of each share of Series B Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split or the Adjournment Proposal, as applicable, at any meeting of stockholders held to vote on the Reverse Stock Split will be cast in the same manner as the vote, if any, of the holder of the share of Common Stock (or fraction thereof) in respect of which such share of Series B Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split or the Adjournment Proposal, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series B Preferred Stock (or fraction thereof) held by such holder. Holders of Series B Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series B Preferred Stock on the Reverse Stock Split or the Adjournment Proposal brought before any meeting of stockholders held to vote on the Reverse Stock Split.

Dividend Rights. The holders of Series B Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series B Preferred Stock will rank senior to the Common Stock as to any distribution of our assets upon a liquidation, dissolution or winding up of our Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series B Preferred Stock will be entitled to be paid out of our assets available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.001 per outstanding share of Series B Preferred Stock.

Redemption. All shares of Series B Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed by us at the Initial Redemption Time without further action on our part or on the part of the holder of shares of Series B Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series B Preferred Stock that have not been redeemed pursuant to the Initial Redemption will automatically be redeemed in whole, but not in part, at the close of business on the earlier of (i) the business day established by the Board in its sole discretion and (ii) the first business day following the date on which our stockholders approve the Reverse Stock Split.

Each share of Series B Preferred Stock redeemed in accordance with the certificate of designation governing the Series B Preferred Stock (the “Certificate of Designation”) will be deemed to be redeemed immediately prior to the redemption time described above. From and after such redemption time, each share of Series B Preferred Stock redeemed pursuant to the Certificate of Designation will no longer be deemed to be outstanding and all rights in respect of such share of Series B Preferred Stock will cease, except for the right to receive $0.001 in cash.

Miscellaneous. The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on March 24, 2023. The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1(a) to this Current Report and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On March 23, 2023, we issued a press release announcing the Series B Preferred Stock dividend. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, which is incorporated into this Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed

“filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1(a)

Certificate of Designation of the Series B Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 2023)

99.1	Press Release dated March 23, 2023 (furnished herewith)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: March 24, 2023	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer

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